UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934
Date of Report (DATE OF EARLIEST EVENT REPORTED) June 28,2010

MASS MEGAWATTS WIND POWER, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MASSACHUSETTS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-32465	04-3402789
(COMMISSION FILE NUMBER NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

95 Prescott Street
Worcester, MA 01605
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
Registrant's telephone number, including area code:
(508) 751-5432

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.     Unregistered Sales of Equity Securities

Mass Megawatts Wind Power, Inc. raised $967,501 in the private placements of 2,010,476 restricted shares of common stock since August 2009. These shares are not registered under Rule 506 of Regulation D, which is an exemption of Section 4(c) of the Securities Act of 1933.Rule 506 of Regulation D is considered a "safe harbor" for the private offering exemption of Section 4(2) of the Securities Act. Companies using the Rule 506 exemption can raise an unlimited amount of money. The company does not use general solicitation or advertising to market the securities;

The debt in the company was eliminated with a portion of the proceeds from the  sale of stock. The additional funds will be used to achieve key goals including the completion of prototypes with new technology on a timely basis.

Funding will also be used to initiate substantial third party verification of the  technology. It is important to prove the new product's long term durability in order to be eligible for more favorable financing of its power plants.

The information in this Form 8-K and the attached exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly incorporated by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASS MEGAWATTS WIND POWER, INC.
(Registrant)

Dated: June 28, 2010	By:	/s/ Jonathan C. Ricker
Jonathan C. Ricker
Chief Executive Officer
Chief Financial Officer